THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED ABSENT REGISTRATION THEREUNDER OR AN APPLICABLE EXEMPTION THEREFROM.

                       MAGNITUDE INFORMATION SYSTEMS, INC.

                              10% BRIDGE LOAN NOTE
                               DUE APRIL 24, 2007


$50,000.00                                                Branchburg, New Jersey
                                                                January 24, 2006

      Magnitude   Information   Systems,   Inc.,  a  Delaware  corporation  (the
"Company"), for value received hereby promises to pay to _____________, ("Holder"), the principal sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) on April 24, 2007, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at the rate of 1% per month on the principal amount of $50,000.00, accruing from January 24, 2007, or so much thereof as shall be outstanding at maturity, plus an origination fee of $5,000.00 and a grant of shares, in accordance with Section 3 below, also due at maturity.

Events of Default.

      In case one or more of the following "Events of Default" shall have occurred and be continuing:

default in the due and punctual payment of the principal, the accrued interest and origination fee due under this Note upon maturity; or

a decree or order by a court shall have been entered adjudging the Company a bankrupt or insolvent, or appointing a receiver or trustee for the affairs or assets of the Company, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of any such petition or to the appointment of a receiver or trustee or shall make an assignment for the benefit of creditors.

Except in the cases under 1(b) or 1(c), if, for whatsoever reason, the Company fails to pay all of the principal, accrued interests and origination fee upon maturity, this Note and the payment obligations hereunder shall be automatically extended for an additional 90 days and the Company shall issue five hundred thousand (500,000) shares of its common stock to the Holder as a penalty (the "penalty shares"), subject, however, to postponement as provided in Section 2(c) below.

2. Stock Grant and Convertibility.

            (a) The Company, as partial consideration for the loan upon which this Note is based, shall deliver to the Holder a stock grant of five hundred thousand (500,000) shares of the common stock of the Company at the maturity date.

            (b) The Holder hereof shall have the option to convert part or all of the outstanding principal balance, accrued interest and origination fee into shares of the common stock of the Company at maturity at a conversion rate that is the lower of (i) $.05 per share, or (ii) the investment rate utilized in any private placement consummated anytime following the date of this Note and continuing until maturity.

            (c) The issuance of the stock grant at maturity, (a) above, the issuance of any shares pursuant to the exercise by the Holder of his election to convert at maturity , (b) above, and the issuance of the penalty shares at maturity shall not be made at the time of maturity if the Company has a public offering in registration with the Securities and Exchange Commission under the Securities Act, in which event the stock grant, the issuance of any shares through the exercise of the Holder's right of conversion and the issuance of the penalty shares shall be postponed until the 31st day following the date the subject registration statement has been declared effective or withdrawn.

3. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of laws principles thereof. Venue for any action pursuant hereto shall be in the appropriate state or federal court in New Jersey.

4. Miscellaneous

            (a) Prior to due presentment for registration of transfer of this Note, the Company may deem and treat the registered holder hereof as the absolute owner of the Note (whether or not the Note shall be overdue and notwithstanding any notes of ownership or writing hereof made by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest hereon, for the conversion hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments or conversions shall be valid and effectual to satisfy and discharge the liability upon the Note to the extent of the sum or sums so paid, or the conversions so made.

            (b) No recourse shall be had for the payment of the principal of (or premiums, if any) or the interest on the Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                                        MAGNITUDE INFORMATION SYSTEMS, INC.


                                        BY:
                                            ----------------------------
                                            Edward Marney, President and
                                            Chief Executive Office